Exhibit 10.11
AEROVIRONMENT, INC.
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

i

ii

AEROVIRONMENT, INC.
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
* * *
ARTICLE I.
PURPOSE
     AeroVironment, Inc. (the “Company”), a California corporation, by resolution of its Board of Directors dated May 19, 2005, has adopted this AeroVironment, Inc. Supplemental Executive Retirement Plan (the “Plan”), effective as of August 19, 2005.
     The Company intends that the Plan shall constitute an unfunded arrangement maintained primarily for the purpose of providing supplemental retirement income for a select group of management or highly compensated employees of the Company. The Plan is intended to be a “top hat plan” under the Employee Retirement Income Security Act of 1974, as amended.
ARTICLE II.
DEFINITIONS
     The following terms, when capitalized, shall have the meanings specified below unless the context clearly indicates to the contrary.
     2.1 “Accrued Benefit” of a Participant shall mean a benefit payable in the Normal Benefit Form at the Participant’s Separation from Service in the amount set forth in Article IV of the Plan.
     2.2 “Board” shall mean the Board of Directors of the Company.
     2.3 “Code” shall mean the Internal Revenge Code of 1986, as amended from time to time and as interpreted by the Internal Revenue Service.
     2.4 “Company” shall mean AeroVironment, Inc., a California corporation.
     2.5 “Disability” shall mean a Participant (a) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of at least 12 months, or (b) is, by reason of any medically determinable physical or mental impairment which can be expected to last for a continuous period of at least 12 months, receiving income replacement benefits for a period of at least 3 months under the Company’s accident or health plan.
     2.6 “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and as interpreted by the Department of Labor.
     2.7 “Liquidity Event” shall mean any of the following:

          (a) any consolidation or merger of the Company with or into any other corporation or other entity or person in which the stockholders of the Company prior to such consolidation or merger own less than fifty percent (50%) of the Company’s voting power immediately after such consolidation or merger, excluding any consolidation or merger effected exclusively to change the domicile of the Company; or
          (b) a sale of all or substantially all of the assets of the Company; or
          (c) an initial public offering of the Company’s stock.
     2.8 “Normal Benefit Form” shall mean the normal form of benefit under the Plan, which is a joint and 100 percent survivor annuity consisting of monthly payments to the Participant commencing at the time prescribed in Section 4.1 and ending with the payment for the calendar month in which the Participant dies, with the provision that, if the Participant dies survived by the Spouse to whom the Participant was married to at the time the Participant commenced participation in the Plan, such Spouse shall continue to receive the same monthly payments commencing with the payment for the calendar month following the month in which the Participant died, and ending with the payment for the calendar month in which that Spouse dies. An unmarried Participant’s Normal Benefit Form shall be a life annuity commencing at the time prescribed in Section 4.1 and ending with the payment for the calendar month in which the Participant dies.
     2.9 “Participant” shall mean any individual who meets the requirements of Article III of the Plan. To the extent appropriate (as determined by the Plan Administrator), the term “Participant” shall also refer to the surviving Spouse of a deceased Participant. Each of such persons shall continue to be a “Participant” until he or she has received all benefits due under the Plan.
     2.10 “Plan” shall mean the AeroVironment, Inc. Supplemental Executive Retirement Plan, as amended from time to time.
     2.11 “Plan Administrator” shall mean the committee or individual appointed by the Board to administer the Plan.
     2.12 “Separation from Service” shall mean a Participant’s termination of service with the Company by reason of the Participant’s retirement after attaining age 62, death, Disability or termination by the Company. A reduction in work hours as authorized by the Company shall not constitute a Separation from Service.
     2.13 “Spouse” shall mean the person to whom a Participant is legally married to at the time such Participant commences participation in the Plan under the laws of the State of California or such other state as the Plan Administrator may specify (excluding a common-law spouse unless the laws of California or such other state recognize common-law marriages of its residents). A person shall cease to be a Spouse when his marriage to the Participant is deemed dissolved or annulled under the laws of the jurisdiction in which the person then resides.
     2.14 “Vested” shall mean non-forfeitable.

ARTICLE III.
ELIGIBILITY
     3.1 Requirements for Participation
          (a) Eligibility. Eligibility to participate in the Plan shall be initially limited to the following individual:
          Dr. Paul B. MacCready, Chairman of the Board
From time to time, the Plan Administrator in its sole and absolute discretion may designate additional highly compensated employees of the Company to participate in the Plan. Such designations shall be in writing.
          (b) Participation. A Participant’s participation in the Plan shall be effective upon (1) written notification to the Participant by the Plan Administrator of eligibility to Participate and (2) execution of a Stock Restriction Agreement, substantially in the form attached hereto as Exhibit A.
ARTICLE IV.
BENEFITS
     4.1 Amount of Benefit/Form of Payment
     Beginning on the first day of the calendar month after the Participant’s Separation from Service, the Participant (or if the Participant’s Separation from Service is on account of death, the Participant’s surviving Spouse) shall immediately commence receiving an annual benefit in the Normal Benefit Form in the amount set forth in Exhibit B.
     4.2 Liquidity Event
     Upon the occurrence of a Liquidity Event, all rights to Accrued Benefits shall lapse, and no further payments shall be made under the Plan.
ARTICLE V.
VESTING
     All Accrued Benefits shall become Vested according to the schedule set forth in Exhibit B.
ARTICLE VI.
ADMINISTRATION OF THE PLAN
     6.1 Duties of the Plan Administrator
     The Plan Administrator shall be responsible for the general administration and management of the Plan. The Plan Administrator shall have all powers and duties necessary to fulfill its responsibilities, including, but not limited to, the following powers and duties:

          (a) To delegate all or part of its function as Plan Administrator to others and to revoke any such delegation;
          (b) To determine all questions relating to the eligibility of individuals to participate;
          (c) To maintain all records necessary for the administration of the Plan;
          (d) To select and engage attorneys, accountants, actuaries, trustees, appraisers, brokers, consultants, administrators, physicians, or other persons to render service or advice with regard to any responsibility the Plan Administrator or the Board has under the Plan, or otherwise, to designate such persons to carry out administrative duties under the Plan, and (together with the Plan Administrator, the Company, the Board and the officers and employees of the Company) to rely upon the advice, opinions or valuations of any such persons, to the extent permitted by law, being fully protected in acting or relying thereon in good faith;
          (e) To interpret the Plan and any relevant facts for purpose of the administration and application of the Plan, in a manner not inconsistent with the Plan or applicable law and to amend or revoke any such interpretation; and
          (f) To administer the claims procedures as provided in Section 6.4.
     6.2 Final Effect of Administrator Action
     Except as set provided in Section 6.4, all actions taken and all determinations made by the Plan Administrator shall, unless arbitrary and capricious, be final and binding upon all Participants, the Company, and any person interested in the Plan.
     6.3 Indemnification by the Company; Liability Insurance
     The Company shall pay or reimburse any of the Company’s officers, directors, or employees for all expenses incurred by such persons with respect to, and shall indemnify and hold them harmless from, all claims, liability and costs (including reasonable attorneys’ fees) arising out of the good faith performance of their duties under the Plan. The Company may obtain and provide for any such person, at the Company’s expense, liability insurance against liabilities imposed on such person by law.
     6.4 Claims Procedure
          (a) Normally, no one must file a formal claim in order to receive rights or benefits under this Plan. However, if any person (a “claimant”) does not believe he or she will receive the benefits to which the person is entitled or believes that the Plan is not being operated properly, the claimant must file a formal claim under the procedures set forth in this section. A formal claim must be filed within 6 months of the date on which the claimant (or his predecessor in interest) first knew (or should have known) of the facts on which the claim is based.
          (b) A claim by any person shall be presented to the Plan Administrator in writing. A claims official appointed by the Plan Administrator (which may be a person or a committee) shall, within 90 days of receiving the claim, consider the claim and issue a determination thereon in writing. The claims official may extend the determination period for up to an additional 90 days by giving the claimant written notice, normally before the expiration of the initial 90-day claim consideration period, setting forth the reasons why additional time is needed and the expected date by which the claim determination will be made. If the claim is granted, the benefits or relief the claimant seeks will be provided.
          (c) If the claim is wholly or partially denied, the claims official shall, within 90 days (or such longer period as described above), provide the claimant with written notice of the denial, written in a manner calculated to be understood by the claimant. If the claims official fails to respond to the claim in a timely manner, the claimant may treat the claim as having been denied by the claims official and may appeal the denial pursuant to subsection (d).
          (d) Each claimant shall have the opportunity to appeal in writing the claims official’s denial of a claim to a review official (which may be a person or a committee, and can be the claims official) designated by the Plan Administrator for a full and fair review. A claimant must request review of a denied claim within 60 days after his receipt of written notice of denial of his claim. In connection with the review proceeding, the claimant or his duly authorized representative may review pertinent documents and may submit arguments, documents, and other evidence in support of the claim. Any theories that the claimant does not in good faith pursue through the review stage of the procedure shall be treated as having been irrevocably waived.
          (e) The decision by the review official shall be made not later than 60 days after the Plan Administrator receives the written request for review. The claims official may extend the review period for up to an additional 60 days by giving the claimant written notice, normally before the expiration of the initial 60-day claim review period, setting forth the reasons why additional time is needed and the expected date by which the claim review decision will be made.
          (f) The decision on review shall be in writing and shall include specific reasons for the decision written in a manner calculated to be understood by the claimant.
          (g) The Plan Administrator shall adopt procedures pursuant to which claims shall be handled and may, in its discretion, adopt different procedures for different claims without being bound by past actions. Any procedures adopted, however, shall be designed to afford a claimant a full and fair review of his claim and shall comply with applicable law.
          (h) If a claimant pursued his claim through the review stage of the claims procedure and the claim was denied (or the review official failed to decide the claim on a timely basis, in which case it shall be deemed denied), the claimant will be permitted to appeal the denial by final and binding arbitration in accordance with the arbitration agreement or provision, if any, with respect to the Company or its affiliates to which the claimant is a signatory or otherwise bound, notwithstanding anything in it to the contrary. In no event shall any claim to which this procedure applies be subject to resolution by any means (such as in a court of law) other than by this claim procedure, nor shall any claim that can be appealed through final and binding arbitration be appealed though any other manner.

          (i) Except as prohibited by law, this section shall apply to a claim notwithstanding any failure by the Plan Administrator or its delegates to follow the procedures in this section with respect to the claim. However, an arbitrator reviewing such a claim may permit a claimant to present additional evidence or theories if the arbitrator determines that the claimant was precluded from presenting them during the claim and review procedures due to procedural errors of the Plan Administrator or its delegates.
ARTICLE VII.
AMENDMENT AND TERMINATION OF THE PLAN
     7.1 Amendments
          (a) The Company reserves the right at any time to amend, merge, consolidate, divide, or otherwise restructure the Plan, prospectively or retroactively, to the maximum extent permitted by applicable law.
          (b) All amendments and other changes shall be adopted in writing by the Plan Administrator, except as otherwise authorized by the Plan.
          (c) A Plan amendment or Plan provision that increases Plan benefits shall only apply prospectively and only with respect to a Participant who has provided service to the Company on or after the effective date of the amendment or provision, unless the amendment or provision expressly provides otherwise.
          (d) Except as provided in subsection (c), all rights under the Plan shall be determined under the terms of the Plan as in effect at the time the determination is made.
          (e) Any amendment to this Plan or any exercise of discretion under it that would either cause tax penalties to be imposed under Code Section 409A or cause any Plan benefits that are not subject to that section to cease to become grandfathered and, therefore, become subject to it, shall be void unless it is clear from the circumstances that those consequences were intended.
     7.2 Discontinuance of Benefit Accrual Termination of Plan
          (a) The Plan is intended to be a permanent program, but the Company shall have the right at any time to declare the Plan terminated or to discontinue benefit accrual under the Plan completely as to it or as to any of the Company’s divisions, facilities, operational units, or job classifications.
          (b) This section is not intended to create, nor shall it be construed as creating, any contractual rights.

ARTICLE VIII.
MISCELLANEOUS PROVISIONS
     8.1 Payments
          (a) Payment of benefits to the person entitled thereto may be sent by first class mail, address correction requested, to the last known address on file with the Plan Administrator.
          (b) Payments to Participants may be postponed by the Plan Administrator until any anticipated taxes, expenses, or amounts to be paid under a qualified domestic relations order have been paid in full or until it is determined that such charges will not be imposed.
     8.2 Corrections
          (a) Notwithstanding any other Plan provision, the Plan Administrator may correct administrative errors or other mistakes, including misrepresentations about Plan eligibility, benefits, or terms, and may allocate restorative contributions or similar amounts in any way it determines to be appropriate.
          (b) The Plan shall be interpreted by the Plan Administrator in accordance with the terms of the Plan and their intended meanings. The Plan Administrator normally shall administer the Plan in accordance with its terms. However, the Plan Administrator shall have the nonfiduciary, settlor discretion to deviate from the Plan’s written terms in any way that they choose that would not adversely impact the Plan’s top hat plan status if the administrative actions taken were provided for in the Plan’s written terms. Any such act or omission shall constitute an operational amendment to the Plan authorizing the act or omission, unless the Plan Administrator determines, in its nonfiduciary settlor discretion, that the act or omission was inappropriate. The Plan Administrator shall maintain a written record of operational amendments, which it shall periodically update to reflect previously unrecorded operational amendments. However, operational amendments shall not be incorporated into the formal Plan document unless the Plan Administrator determines that they have ongoing application. This section may not be invoked by anyone to require a deviation from Plan terms to be treated as an operational amendment unless the Plan Administrator has elected to treat it as such, as evidenced by its written record of operational amendments, as amended or updated from time to time.
          (c) The Plan Administrator shall have the discretion to make any findings of fact or law needed in the administration of the Plan, and shall have the discretion to interpret or construe ambiguous, unclear or implied (but omitted) terms in any fashion they deem to be appropriate in their sole judgment. All determinations and decisions made by the Plan Administrator in connection with the Plan shall be made in their sole discretion even when the Plan does not explicitly so state, except to the extent that the retention of discretion is prohibited by ERISA.
          (d) To the extent the Plan Administrator has been granted discretionary authority under the Plan, the Plan Administrator’s prior exercise of such authority shall not obligate it to exercise its authority in a like fashion thereafter.

          (e) If, due to errors in drafting, any Plan provision does not accurately reflect its intended meaning, as demonstrated by consistent interpretations or other evidence of intent, or as determined by the Plan Administrator in its sole and exclusive judgment, the provision shall be considered ambiguous and shall be interpreted by the Plan Administrator in a fashion consistent with its intent, as determined by the Plan Administrator in its sole discretion. The Plan Administrator shall amend the Plan retroactively to cure any such ambiguity.
          (f) This section may not be invoked by any person to require the Plan to be interpreted in a manner that is inconsistent with its interpretation by the Plan Administrator.
          (g) All actions taken and all determinations made in good faith by the Plan Administrator shall be final and binding on all persons claiming any interest in or under the Plan. If the validity of a Plan Administrator exercise of discretion, finding of fact or of law, interpretation, construction, or decision is challenged in court, by arbitration, or in any other forum, it shall not be given de novo review; rather, it shall be upheld unless clearly arbitrary or capricious.
     8.3 Income Taxes
     The Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with Plan benefits (including any taxes arising under Code Section 409A), and the Company shall have no obligation to indemnify or otherwise hold any Participant harmless from any or all of such taxes or penalties.
     8.4 Alienation
     The rights of a Participant under the Plan shall not be subject to any claim of any creditor nor to attachment or garnishment or other legal process by any creditor. A Participant shall not have the right to alienate, anticipate, commute, pledge, encumber, or assign any of the benefits or payments or proceeds that the individual may expect to receive, contingently or otherwise, under the Plan. The provisions of this section shall not preclude any assignment or alienation expressly permitted under applicable law or other provisions of the Plan.
     8.5 Limitation on Rights of Participants
     Except as otherwise required by law, the Plan is strictly a voluntary undertaking on the part of the Company and shall not constitute a contract between the Company and any Participant, or consideration for, or an inducement or condition of, the service of an individual. Except as otherwise required by law, nothing contained in the Plan shall give any Participant the right to be retained in the service of the Company or to interfere with or restrict the right of the Company, which is hereby expressly reserved, to discharge or retire any Participant at any time, with or without cause.
     8.6 Governing Law
     The Plan shall be interpreted, administered, and enforced in accordance with ERISA, and the rights of Participants, former Participants and all other persons shall be administered in accordance with ERISA. To the extent that state law is applicable, the substantive (non-choice of laws) laws of the State of California shall apply. If any provision of the Plan is held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions shall continue to be fully effective.
     8.7 Pronouns and Plurals
     Where the context so indicates, the masculine pronoun shall include the feminine pronoun, and the singular shall include the plural and vice versa.
     8.8 Titles
     Titles are provided herein fur convenience only and are not to serve as a basis for interpretation or construction of the Plan.
     8.9 References
     Unless the context clearly indicates to the contrary, a reference to a Plan provision, statute, regulation, or document shall be construed as referring to any subsequently enacted, adopted, or executed counterpart.
     Executed at Monrovia, California as of this 19th day of August, 2005.
AEROVIRONMENT, INC.

By	/s/ Cathleen S. Cline
Cathleen S. Cline
Vice President, Administration

APPENDIX B
BENEFIT AMOUNT
Dr. Paul B. MacCready:
     The amount of Dr. MacCready’s annual benefit shall be based on the year in which he incurs a Separation from Service. If Dr. MacCready incurs a Separation from Service between July 1, 2006 and June 30, 2007, he shall be entitled to an annual benefit equal to $200,000. The amount of the annual benefit shall be increased, effective July 1 of each fiscal year beginning July 1, 2007, for increases in the cost of living as measured by the federal Consumer Price Index most recently published on the 31st of December immediately preceding the date of Separation from Service.
VESTING
     All Accrued Benefits for Dr. MacCready shall be Vested on the first anniversary following his participation in the Plan. Notwithstanding the foregoing, in the event of his Separation from Service by reason of death, Disability or termination by the Company without cause, all Accrued Benefit shall he immediately Vested.

STOCK RESTRICTION AGREEMENT
     This Stock Restriction Agreement (this “Agreement”) is made as of June ___, 2005, by and among AeroVironment, Inc. a California corporation (the “Company”), Paul B. MacCready (the “Employee”) and each of the undersigned holders of Employee Shares (defined below) (the “Transferees”).
RECITALS
     WHEREAS, the Employee is employed by the Company and has acquired and may acquire additional shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”) by direct purchase from the Company or through issuance and exercise of options under the Company’s Nonqualified Stock Option Plan or otherwise; and
     WHEREAS, concurrently with the execution and delivery of this Agreement, the Company is adopting a Supplemental Employee Retirement Program (the “SERP”) for the benefit of the Employee; and
     WHEREAS, the Employee and the Company are parties to a certain Stock Repurchase Agreement dated as of March 13, 1972 (the “1972 Stock Repurchase Agreement”); and
     WHEREAS, the Employee and the Company are parties to a certain Stock Repurchase Agreement dated as of November 20, 1979 (the “1979 Stock Repurchase Agreement”); and
     WHEREAS, the Employee and the Company are parties to a certain Stock Repurchase Agreement dated as of November 30, 1992 (the “1992 Stock Repurchase Agreement” and, together with the 1972 Stock Repurchase Agreement and the 1979 Stock Repurchase Agreement, the “Stock Repurchase Agreements”); and
     WHEREAS, the Employee has transferred certain of the Employee Shares to the Transferees pursuant to the Stock Repurchase Agreements; and
     WHEREAS, the Employee, the Transferees and the Company are parties to a certain Voting Agreement dated as of July 29, 2004 (the “Voting Agreement”).
AGREEMENT
     NOW, THEREFORE, the parties hereto agree as follows:
     1. Market Stand-Off. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company’s Initial Public Offering, the Employee and the Transferees shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose or Transfer, or agree to engage in any of the foregoing transactions with respect to, any Employee Shares without the prior written consent of the Company or its underwriters. Such restriction (the “Market Stand-Off”) shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriters. In no event, however, shall such period exceed one hundred eighty (180) days. The Market Stand-Off shall in any event terminate two (2) years after the date of the Company’s Initial Public Offering. In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Shares subject to the Market Stand-Off, or into which such Employee Shares thereby become convertible, shall immediately be subject to such Market Stand-Off. In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Employee Shares acquired under this Agreement until the end of the applicable stand-off period. The Company’s underwriters shall be beneficiaries of the agreement set forth in this Section 1. This Section 1 shall not apply to Shares registered in the public offering under the Securities Act.
     2. The Employee and the Transferees shall not, directly or indirectly, Transfer all or any portion of the Employee Shares, unless such Transfer is made in accordance with the Stock Repurchase Agreements and such transferee agrees in writing to receive and hold such Employee Shares subject to the terms of this Agreement and the obligations of the Employee or the Transferee, as applicable, hereunder.
     3. Stock Repurchase Agreements; Voting Agreement. Each of the Stock Repurchase Agreements and the Voting Agreement shall remain in full force and effect in all respects.
     4. Definitions.
          (a) Whenever the context so indicates, the term “Employee” shall include, in addition to the party to this Agreement, his executor or other personal representative, or any transferees of the Employee Shares as permitted by paragraph 2 of the Stock Repurchase Agreements.
          (b) “Employee Shares” means (i) any Common Stock purchased or otherwise acquired by the Employee as of the date hereof or in the future (including any Common Stock transferred to the Transferees), (ii) any capital stock or other equity securities issued or issuable directly or indirectly with respect to the Common Stock referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, and (iii) any other shares of any class or series of capital stock of the Company held by the Employee or transferred by the Employee to the Transferees. As to any particular shares constituting Employee Shares, such shares shall cease to be Employee Shares when they have been (x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (y) sold to the public through a broker, dealer or market maker on a securities exchange or in the over-the-counter market pursuant to Rule 144 (or any similar provision then in force) under the Securities Act.
          (c) “IFO” means a bona fide underwritten initial public offering of equity securities of the Company pursuant to an effective registration statement tinder the Securities Act.

          (d) “Securities Act” means the Securities Act of 1933, as amended from time to time.
          (e) “Transfer” means any sale, assignment, transfer, distribution or other disposition thereof or of a participation therein, or other conveyance of legal or beneficial interest therein, whether voluntarily or by operation of law, or any agreement or commitment to do any of the foregoing.
     5. Miscellaneous.
     5.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of California without regard to choice of laws or conflict of laws provisions thereof.
     5.2 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided by this Agreement.
     5.3 Notices. All notices and other communication required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, return receipt requested, or otherwise delivered by hand or by messenger, addressed to each of the parties to this Agreement at the address last given to the Secretary of the Company in writing by each party. Unless specifically stated otherwise, if notice is provided by mail, it shall he deemed to be delivered upon proper deposit in a mailbox, and if notice is delivered by hand or by messenger, it shall be deemed to be delivered upon actual delivery.
     5.3 Entire Agreement. This Agreement, together with al of the agreements referred to herein, represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof supersedes any prior contracts, agreements or understanding between the parties with respect to such subject matter.
     5.4 Counterparts. This Agreement may be executed by one or more of the parties hereto on one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.
     5.5 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any applicable law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

     5.6 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
     5.7 Amendments and Waivers. No provision of this Agreement may be amended, supplemented or changed, and no provision hereof may be waived, other than by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

AEROVIRONMENT, INC.

By:

Name:	Cathleen S. Cline
Title:	Vice President, Administration

P. AND J. MACCREADY LIVING TRUST

By:

Name:
Title: Trustee

By:

Name:
Title: Trustee

PARKER MACCREADY

TYLER MACCREADY

MARSHALL MACCREADY